Exhibit 10.1

AMENDMENT ONE TO SYMANTEC ONLINE STORE AGREEMENT FOR SMB AND MIDMARKET BUSINESS BETWEEN SYMANTEC CORPORATION AND RAINMAKER SYSTEMS, INC.

This Amendment One (“Amendment One”) is made to the Symantec Online Store Agreement for SMB and Midmarket Business (“Agreement”), effective June 30, 2010, by and between Symantec Corporation (“Symantec”) and Rainmaker Systems, Inc. (“Rainmaker”). Terms not otherwise defined in this Amendment One shall have the meaning as defined in the Agreement. In the event of any conflict between the terms of this Amendment One and the Agreement, the terms of this Amendment One shall govern.

WHEREAS, Symantec and Rainmaker desire to amend the Agreement effective as of April 1, 2012 (“Amendment One Effective Date”).

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

1.    Section J – Term and Termination. The Term of the Agreement shall be extended until March 31, 2014.

2.    No Other Modifications. Except as modified by this Amendment One, the terms of the Agreement remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment One as of the Amendment One Effective Date above, and each party warrants that its respective signatory whose signature appears below is duly authorized by all necessary and appropriate corporate action to execute this Amendment One on behalf of such party.

RAINMAKER SYSTEMS, INC.:		SYMANTEC CORPORATION:

By:	/s/ TIMOTHY BURNS	By:	/s/ HENRI ISENBERG

Name:	Timothy Burns	Name:	Henri Isenberg

Title:	CFO	Title:	Vice President

Date:	3/12/2012	Date:	3/9/2012